EXHIBIT 5.1

[Letterhead of Preston Gates & Ellis LLP]

September 4, 2002

LABOR READY, INC.
 1015 A Street
Tacoma, Washington 98402

Ladies and Gentlemen:

        We are acting as counsel to Labor Ready, Inc., a Washington corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $70,000,000 aggregate principal amount of 6 1/4% Convertible Subordinated Notes due 2007 (the "Notes") of the Company, and such indeterminate number of shares of common stock, no par value per share, of the Company as may be required for issuance upon conversion of the Notes in accordance with the terms thereof (such shares, the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company. In this regard, we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares. Such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement."

        We have familiarized ourselves with and examined (i) the Articles of Incorporation and Bylaws of the Company, each as amended to date, (ii) the originals, or copies certified or otherwise identified, of corporate records of the Company as furnished to us, (iii) the Notes, (iv) the Indenture dated as of June 19, 2002 between the Company and The Bank of New York under which the Notes were issued (the "Indenture") and (v) such other instruments, certificates and documents we deemed necessary as a basis for the opinions hereinafter expressed. With respect to certain factual matters underlying the opinions expressed herein, we have relied upon a certificate of an officer of the Company (the "Officer Certificate").

        This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord and the accompanying commentary and technical notes, all as published in The Business Lawyer, Volume 47, No. 1, November 1991 (the "Accord"), which are incorporated herein by this reference. As a consequence, this Opinion Letter is subject to a number of assumptions, qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is expressly limited to the Law (as defined in the Accord) of the State Washington and the Federal Law of the United States (the "Covered Law"). To the extent that the law of any other jurisdiction other than those mentioned in the prior sentence impact the opinions expressed herein, we assume in our opinions that such law is the same as the Covered Law. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise. We express no opinion except as expressly set forth in the numbered paragraphs below and no opinions shall be implied.

        On the basis of the foregoing, and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that:

    1.
    The Notes have been duly authorized by the Company and constitute valid and legal binding obligations of the Company.

    2.
    The Conversion Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be duly and validly issued and fully paid and non-assessable under the provisions of the Washington Business Corporation Act.

        We hereby consent to the filing of this opinion as an Exhibit to the Registrations Statement and to the reference to us under "Legal Matters" in the prospectus forming a party of the Registration Statement. In giving such consent, we do not admit that we are "experts" under the Securities Act.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

                      Very truly yours,

                      PRESTON GATES & ELLIS LLP